SECURED PROMISSORY NOTE


                                                       Los Angeles, California
$875,000.00                                            as of December 19, 1996


     This Note is entered into pursuant to a Loan Agreement of even date among Angeles Mortgage Investment Trust, a California Business Trust, Fox Run AP XI L.P., a South Carolina limited partnership ("Fox Run L.P.") and Angeles Partners XI, a California limited partnership ("AP XI") and is secured by a Pledge and Security Agreement ("Security Agreement") of even date encumbering AP XI's general partnership interest in Princeton Golf Course Joint Venture, a California general partnership (the "Partnership Collateral").

     FOR VALUE RECEIVED, AP XI promises to pay to the order of Angeles Mortgage Investment Trust, a California business trust, or its assigns (the "holder"), the principal sum of Eight Hundred and Seventy-Five Thousand Dollars and No Cents ($875,000.00) with interest thereon at the rate of 11.25% per annum commencing on the date hereof and continuing thereafter until the entire balance due hereunder is paid in full.

     AP XI shall make an interest payment of $3,281.25 to holder on January 1, 1997. AP XI shall thereafter make payments of principal and interest each in the amount of $8,498.54 commencing on February 1, 1997, and continuing on the first date of each month thereafter until the maturity of this Note. Additionally, AP XI shall immediately upon receipt, pay to holder: (i) any net proceeds received by AP XI from the sale or refinance of the Partnership Collateral (after obtaining the written consent of holder in accordance with paragraph 8 of the Security Agreement up to the then outstanding balance of this
Note), and (ii) all sums due to holder under paragraph 7 of the Security Agreement.

     AP XI shall pay the entire unpaid principal balance of this Note and all then accrued and unpaid interest plus any additional sums which may have then accrued hereunder no later than January 1, 2002.

     Should any sums due hereon or pursuant to the Security Agreement not be paid when due, said past-due sums shall thereafter bear interest at the highest non-usurious rate permitted by law, or, if none is applicable, at the rate of 18% per annum (the "Default Rate").

     All payments on this Note shall be applied first to the payment of accrued but unpaid interest, late charges and fees due hereunder and the remainder thereof shall be applied to the reduction of the principal balance of this Note. Any prepayment shall not postpone the due date of any subsequent installment or change the amount of any such installment unless no other sum is payable hereon.

     Should any payment required to be made under this Note not be paid within ten days after the same becomes due and payable, it is recognized by AP XI that the holder will incur extra expenses for the handling of delinquent payments, the exact amount of such extra expenses being economically impracticable to ascertain, but that a charge of 6% of the amount of the delinquent payment would be a fair approximation of the expense so incurred by the holder. Therefore, AP XI shall, in such event, without further notice and without prejudice to any rights of the holder, including, without limitation, the right to collect any other amounts provided to be paid hereunder or under any instrument securing this Note or to declare a default hereunder, pay to the holder to cover such expenses incurred in handling such delinquent payments, a "late charge" of 6% of the amount of such delinquent payment.

     This Note may be prepaid at any time, either in full or in part, without penalty.

    AP XI hereby waives diligence, presentment, grace, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note, and any and all moratorium, appraisement, exemption and homestead rights now provided or which may hereafter be provided by any federal or state statute including, but not limited to, exemptions provided by or allowed under the United States Bankruptcy Code, both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof. Time is of the essence of each and every provision herein.

     Upon failure of AP XI to perform or to pay, in full, any obligation of the undersigned under this Note, or any instrument securing this Note, as and when such performance or payment shall become due then at the option of the holder, upon demand but without any advance notice being required, the principal balance of this Note together with all accrued interest thereon, plus any other amount payable at the time of such demand pursuant to this Note, or any instrument securing this Note, shall become immediately due and payable in full or as to any portion designated by the holder. Failure to exercise the foregoing option (or any other right or remedy provided herein, in the Loan Agreement, or in the Security Agreement, or at law) upon any default of AP XI shall not constitute waiver of the right to exercise the same or any other option, right, or remedy at any subsequent time in respect of the same event or any other event of default, and the undersigned and each endorser and each guarantor hereof hereby expressly waives the benefit of every statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing.

     The acceptance by the holder of any payment hereunder which is less than payment in full of any amount due and payable by the time of such payment shall not constitute a waiver of the right to exercise any option, right, or remedy at that time or at any subsequent time, nor shall it nullify any prior exercise of any such option, right, or remedy without the express written consent of the holder.

     All amounts payable hereunder are payable in immediately available U.S. funds, without set off or deduction. Any payment received by the holder after 12:00 noon, Pacific Standard Time (or Pacific Daylight Time, when appropriate) should be considered for all purposes (including the calculation of interest and late charges) as having been made on the next following day which is not a Saturday, Sunday, or legal holiday ("business day"); if the date for any payment hereunder falls on a day which is not a business day, then, for all purposes of this Note, the same shall be deemed to have fallen on the next following business day, and such extension of time shall in such case be included in the computation of payments of interest.

     AP XI agrees to pay all costs of collection when incurred, including all attorneys' fees and costs incurred by holder to enforce its rights and remedies hereunder.

     Payments on this Note, as well as any notices to the holder, are to be mailed or delivered to the holder whose address for this purpose is 340 North Westlake Boulevard, Suite 230, Westlake Village, California 91362, or to such other place as the holder may from time to time direct by written notice to AP XI.

     This Note, made in the State of California, shall be construed according to the laws of the State of California. AP XI hereby submits to personal jurisdiction in said State for the enforcement of the undersigned's obligations hereunder and under the Security Agreement, and waives any and all personal rights under the law of any other jurisdiction to object to such personal jurisdiction within said State of California. This Note may not be changed orally but only by an agreement in writing signed by the party against whom such change is sought to be enforced.

     All agreements between AP XI and the holder are expressly limited so that in no contingency or event whatsoever, whether by reason of payment of extension, loan, or commitment fees, of advancement of proceeds, acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount paid or agreed to be paid to the holder for the use, forbearance or detention of the principal amount hereof exceed the maximum legal rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, for any circumstances whatsoever, fulfillment of any provision of this Note or the Mortgage at the time performance of such provision shall be due, shall involve transcending the maximum legal rate of interest prescribed by law which a court of competent jurisdiction may deem applicable hereto or thereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such maximum rate, and if from any circumstances the holder shall ever receive as interest an amount which would exceed said maximum legal rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest; to the extent that such excessive amount exceeds the unpaid principal balance hereon, the holder shall refund it to the undersigned. In determining whether excessive interest would be charged hereon, to the extent permitted by applicable law all sums paid or agreed to be paid to the holder for the use, forbearance, or detention of the indebtedness evidenced hereby outstanding from time to time shall be prorated, amortized, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the unpaid principal sum so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. This provision shall control every other provision of all agreements between the undersigned and the holder.

     This Note is guaranteed by Fox Run L.P. and said guarantee is secured by a mortgage on certain real property owned by Fox Run L.P. and located in Middlesex County, New Jersey (the "Real Property"). Should: (i) Fox Run L.P. sell, enter into a contract of sale, convey, transfer, encumber or alienate all or any part of the Real Property in any manner (other than market rate leases to tenants in the ordinary course of operating the Real Property or the granting of a mortgage(s) to GECC simultaneously herewith to secure promissory notes to GECC aggregating the principal sum of $30,400,000.00; or a transfer to an "affiliate" of Fox Run L.P. or AP XI within the meaning of 11 U.S.C. & 101(2)), whether voluntarily or involuntarily by virtue of exercise of power of eminent domain or pursuant to power of sale or by virtue of destruction or by operation of law or otherwise, and whether direct or indirect through a transfer of interest in an entity owning the Real Property legally or beneficially, or grant an option for any of the foregoing, without receiving the holder's prior written consent (which the holder may grant or deny in its sole discretion), or (ii) Fox Run L.P. default in its obligations to GECC which are secured by the Fox Run Property, or (iii) AP XI or Fox Run L.P. default in their covenants or obligations to holder under the terms of the Loan Agreement entered into simultaneously herewith among holder, AP XI and Fox Run L.P. then, in any such event, at the sole option of the holder, upon demand but without any advance notice, the entire outstanding principal balance of this Note together with all accrued interest thereon, plus any other amount then outstanding pursuant to this Note, the Loan Agreement or the Security Agreement, or any other instrument securing this Note, shall become immediately due and payable. AP XI promises to immediately notify the holder in writing of the occurrence of any transaction or event which may give rise to the foregoing options of the holder.

     Upon payment in full of (i) the unpaid principal balance of this Note (ii) all accrued interest hereon, and (iii) all other sums due hereunder or under the Loan Agreement or the Security Agreement, this Note shall be cancelled and the Security Agreement shall thereupon cease, terminate and become void, and the holder shall execute such documents as may be necessary or convenient to accomplish such effect.

     AP XI and the holder intend that all of the provisions hereof shall be valid and enforceable as specifically set forth, including, without limitation, the provision permitting acceleration or change in interest rate upon alienation. If any provision hereof is declared to be invalid or unenforceable, it is the intention of the undersigned and the holder that the remainder of this document, or, if applicable, the remainder of the invalid or unenforceable clause, sentence, or paragraph, shall be valid and enforced to the fullest extent permitted.

     Notwithstanding any other provision herein or in the Loan Agreement or the Security Agreement, except as hereinafter provided, the general partner in AP XI shall not have any personal liability hereon, and, in the event of default, the holder's recourse shall be limited to the property which is the subject of the Security Agreement (the "Pledged Property") and any other assets of AP XI or Fox Run L.P. and no deficiency judgment shall be sought or obtained against the general partner in AP XI. If AP XI shall default in the full performance of its obligations hereunder, under the Loan Agreement, or under the Security Agreement, the first sentence of this paragraph shall not be construed to affect in any manner the right of the holder to fully enforce all security rights reserved and granted by the Security Agreement, any rights against Fox Run L.P. or the Real Property, or any other rights of holder at law or in equity. It is provided further that the first sentence of this paragraph shall be void to the extent it limits recourse to AP XI's general partner in the event of waste, gross negligence, or willful misconduct of AP XI, Fox Run L.P. or their partners or affiliates, including without limitation fraud, theft, or willful failure of AP XI or Fox Run L.P. to keep the Real Property insured, or wrongful appropriation by Fox Run L.P., AP XI or its partners or affiliates of any rentals, insurance proceeds, condemnation proceeds or any other sums arising from the Real Property or the Pledged Property to its own use after the holder shall be entitled thereto, or any other commission of any wrongful act the apparent purpose or intent of which is to deprive the holder of any security for the indebtedness evidenced hereby, and any such event shall subject the undersigned to all criminal laws and civil remedies for such acts including civil action for damages.

                              ANGELES PARTNERS XI,
                              a California limited partnership

                                   By:  Angeles Realty Corporation, II,
                                        a California corporation
                                        Its  General Partner

                                   By:/s/ Robert D. Long, Jr.
                                      Its:Vice President